Exhibit 15.2

CONSENT OF PRIOR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated November 12, 2024, except for the effects of the restatement discussed in Note 32 to the consolidated financial statements, as to which the date is August 22, 2025, with respect to the consolidated financial statements included in the Annual Report of Locafy Limited on Form 20-F.

We consent to the incorporation by reference of the said report in the Registration Statement of Locafy Limited on Form F-3 (File No. 333-272066).

/s/ GRANT THORNTON AUDIT PTY LTD

Perth, Australia
November 11, 2025